Exhibit 99.1

Endo International plc Announces Early Tender Results of its Previously Announced Cash Tender Offers and Consent Solicitations for up to $1.5 billion Aggregate Purchase Price of its Outstanding Senior Notes

DUBLIN, March 27, 2019 – Endo International plc (NASDAQ: ENDP) (the “Company” or “Endo”) today announced the early tender results of the previously announced cash tender offers (the “Tender Offers”) made by Endo Finance LLC (“Endo Finance”), a wholly-owned subsidiary of Endo International plc, for the debt securities listed in the table below (collectively, the “Notes” and each a “series”).

The aggregate principal amount of each series of Notes that were validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on March 27, 2019 (the “Early Tender Date”), as reported by the tender agent, are specified in the table below.

Title of Notes	CUSIP/ISIN Number	Aggregate Principal Amount Outstanding		Aggregate Principal Amount Tendered	Percent of Principal Amount Outstanding Tendered	Acceptance Priority Level	Acceptance Sublimit		Dollars per $1,000 Principal Amount of Notes
									Tender Offer Consideration(1)	Early Tender Premium	Total Consideration(1)(2)
7.25% Senior Notes due 2022	29271L AD6; U2918V AD7 / US29271LAD64; USU2918VAD74	$396,280,000	(3)	$389,916,000	98.39%	1	None		$970	$30	$1,000

5.75% Senior Notes due 2022	29271L AA2; U2918V AA3 / US29271LAA26; USU2918VAA36	$700,000,000		$517,521,000	73.93%	2	None		$930	$30	$960

5.375% Senior Notes due 2023	29271L AE4; U2918V AE5 / US29271L AE48; USU2918VAE57	$750,000,000		$539,560,000	71.94%	3	$650,000,000	(4)	$810	$30	$840

6.000% Senior Notes due 2023	29273E AC2; G3040E AB4; US29273EAC21; USG304OEAB41	$1,635,000,000		$999,390,000	61.12%	4			$790	$30	$820

(1)	Excludes accrued and unpaid interest, which also will be paid.
(2)	Includes the Early Tender Premium.
(3)

Represents the outstanding aggregate principal amount of 7.25% Senior Notes due 2022 issued by Endo Finance LLC and Endo Finco Inc., which were issued in exchange for a like principal amount of 7.25% Senior Notes due 2022 (the “EHSI Notes”) issued by Endo Health Solutions Inc. For the avoidance of doubt, the Offers and Consent Solicitations do not apply to the outstanding $3.72 million principal amount of EHSI Notes which remain outstanding following such exchange.

(4)

The offers with respect to the 5.375% Senior Notes due 2023 and the 6.000% Senior Notes due 2023 (together, the “2023 Notes”) are subject to an aggregate purchase price acceptance sublimit of $650,000,000.

The terms and conditions of the Tender Offers are described in Endo Finance’s Offer to Purchase and Consent Solicitation Statement, dated March 14, 2019, as amended on March 14, 2019 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent.

The Notes accepted for purchase will be accepted in accordance with their Acceptance Priority Levels set forth in the table above (with 1 being the highest Acceptance Priority Level), provided that (a) Endo Finance will only accept for purchase Notes of any and all series up to an amount such that the aggregate amount of Total Consideration paid by Endo Finance pursuant to the Tender Offers will not exceed $1.5 billion (the “Aggregate Purchase Price”) and (b) Endo Finance will not purchase an aggregate amount of 2023 Notes such that the aggregate purchase price for such 2023 Notes is in excess of the acceptance sublimit applicable to such series as set forth in footnote 4 to the table above (the “Acceptance Sublimit”).

Subject to the terms and conditions of the Tender Offers, holders who validly tendered their Notes on or prior to the Early Tender Date and whose Notes are accepted for purchase will receive the applicable total consideration set forth in the table above for each $1,000 principal amount of Notes purchased pursuant to the Tender Offers (the “Total Consideration”), which includes the early tender premium set forth in the table above per $1,000 principal amount of Notes (the “Early Tender Premium”). In addition to the applicable Total Consideration, all holders of Notes accepted for purchase on March 29, 2019 (the “Early Settlement Date”) will receive accrued and unpaid interest on their Notes purchased from the applicable last interest payment date with respect to such Notes up to, but not including, the Early Settlement Date.

The aggregate amount of Total Consideration relating to the Notes tendered as of the Early Tender Date exceeded the Aggregate Purchase Price and/or Acceptance Sublimit, which has the following consequences based on the terms and conditions of the Tender Offers:

•	389,916,000 of aggregate principal amount of the 7.25% Senior Notes due 2022 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;

•	517,521,000 of aggregate principal amount of the 5.75% Senior Notes due 2022 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date;

•	539,560,000 of aggregate principal amount of the 5.375% Senior Notes due 2023 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date; and

•	195,160,000 of aggregate principal amount of the 6.000% Senior Notes due 2023 that were tendered as of the Early Tender Date will be accepted for purchase on the Early Settlement Date.

Any Notes tendered but not accepted for purchase in the Tender Offers will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal and Consent.

Although the Tender Offers are scheduled to expire at 11:59 P.M., New York City time, on April 10, 2019, because holders of Notes subject to the Tender Offers validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Aggregate Purchase Price, Endo Finance does not expect to accept for purchase any Notes tendered after the Early Tender Date.

In conjunction with the Tender Offers, Endo Finance also solicited consents (the “Consent Solicitations”) from holders of the 7.25% Senior Notes due 2022 and the 5.75% Senior Notes due 2022 (together the “Consent Notes”) to certain proposed amendments (the “Proposed Amendments”) to the applicable indenture under which such series of Consent Notes were issued (each an “Indenture” and collectively, the “Indentures”), which would eliminate substantially all restrictive covenants, certain events of default and certain other provisions contained in each such Indenture. The adoption of the Proposed Amendments with respect to each series of Consent Notes requires the consent of the holders of at least a majority of the outstanding principal amount of each such series of Consent Notes (with respect to each series of Consent Notes, collectively, the “Requisite Consents”). Each tendering holder of the Consent Notes will be deemed to have consented to all of the Proposed Amendments as to the Consent Notes of the applicable series of Consent Notes tendered. As of the Early Tender Date, Endo Finance had received the Requisite Consents with respect to each series of Notes and Endo Finance will execute a supplemental indenture to each applicable Indenture (each a “Supplemental Indenture”) on the Early Tender Date. Each Supplemental Indenture will become effective upon execution thereof by Endo Finance, the co-issuer (as applicable), the guarantors thereto and Wells Fargo Bank, National Association, the trustee for each series of Consent Notes (the “Trustee”), but each

Supplemental Indenture will provide that the Proposed Amendments with respect to a series of Consent Notes will not become operative until Endo Finance purchases in the Tender Offers at least a majority in principal amount of the outstanding applicable series of Consent Notes.

Full details of the terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and related Letter of Transmittal. Holders of the Notes are encouraged to read these documents, as they contain important information regarding the Tender Offers and the Consent Solicitations.

Endo Finance has retained J.P. Morgan Securities LLC to act as the Dealer Manager for the Tender Offers and Solicitation Agent for the Consent Solicitations and D.F. King & Co., Inc. as the Tender Agent and Information Agent for the Tender Offers and the Consent Solicitations. Questions regarding the Tender Offers and the Consent Solicitations may be directed to J.P. Morgan Securities LLC at (212) 834-3260 (collect) or (866) 834-4666 (toll-free) or D.F. King & Co., Inc. at (212) 269-5550 (collect), (800) 370-1164 (U.S. toll-free) or email at endofin@dfking.com. Requests for additional copies of this Offer to Purchase or the Letter of Transmittal should be directed to the Information Agent at the phone number above.

None of Endo Finance, Endo International plc or its other affiliates or subsidiaries, their respective boards of directors, managers or other governing bodies, officers and employees, the Dealer Manager, the Solicitation Agent, the Tender Agent, the Information Agent or the Trustee is making any representation or recommendation to any holder as to whether or not to tender such holder’s Notes or deliver Consents. Holders should consult their own financial and tax advisors and must make their own decision as to whether to tender their Notes and, if applicable, deliver Consents pursuant to the Tenders Offers and Consent Solicitations and, if so, the amount of Notes to tender.

The Tender Offers and the Consent Solicitations are only being made pursuant to the Offer to Purchase and the related Letter of Transmittal. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes in the Tender Offers, and is not a solicitation of consents to the Proposed Amendments. The Tender Offers and the Consent Solicitations are not being made to, nor will Notes be accepted for purchase from or on behalf of, holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Endo Finance by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Endo Finance reserves the right, subject to applicable law, with respect to any or all of the Tender Offers and/or the Consent Solicitations to (a) waive in whole or in part any or all conditions to the Tender Offers and Consent Solicitations; (b) delay the acceptance for purchase of any Notes or delay the purchase of any Notes; or (c) otherwise modify or terminate any Tender Offer with respect to one or more series of Notes and/or the Consent Solicitations.

About Endo International plc

Endo International plc (NASDAQ: ENDP) is a highly focused generics and specialty branded pharmaceutical company delivering quality medicines to patients in need through excellence in development, manufacturing and commercialization. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Forward-Looking Statements

Statements contained in this press release contain information that includes or is based on “forward-looking statements.” These statements, including Endo’s intention to consummate the Tender Offers and other debt refinancing transactions and the details thereof, contained in this press release or otherwise are subject to risks and uncertainties. Endo has tried, whenever possible, to identify such statements by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “projected,” “forecast,” “will,” “may” or similar expressions. Endo has based these forward-looking statements on its current expectations and projections about the growth of its business and financial performance, and the development of its industry. Because these statements reflect Endo’s current views concerning future events, these forward-looking statements involve risks and uncertainties. Readers should note that many risk factors previously disclosed in Endo’s filings with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this press release could affect the Company’s future financial results and could cause the actual results to differ materially from those expressed in forward-looking statements contained in this press release.

Endo does not undertake any obligation to update its forward-looking statements after the date of this press release for any reason, even if new information becomes available or other events occur in the future, except as required under applicable securities law. Readers are advised to consult any further disclosures made on related subjects in the Company’s reports filed with the SEC. Also note that, as described under the caption “Risk Factors” contained in Item 1A of the Endo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (as supplemented by the Company’s subsequent SEC filings), the Company provides a cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to its business. These are factors that, individually or in the aggregate, the Company thinks could cause its actual results to differ materially from expected and historical results. Readers should understand that it is not possible to predict or identify all such factors. Consequently, readers should not consider this to be a complete discussion of all potential risks or uncertainties.

Investors should also be aware that while Endo does, at various times, communicate with securities analysts, it is against the Company’s policy to disclose to them selectively any material non-public information or other confidential information. Accordingly, investors should not assume that Endo agrees with any statement or report issued by an analyst, irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not Endo’s responsibility.

Source: Endo International plc

Investors: Pravesh Khandelwal, (845) 364-4833; Media: Heather Zoumas Lubeski, (484) 216-6829

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